UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2004

Sepracor Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19410	22-2536587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 481-6700

N/A
(Former name or former address, if changed since last report)

Item 5.                    Other Events.

On January 12, 2004, Sepracor Inc. (“Sepracor) announced that it has completed the redemption of $430.0 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due November 15, 2006 (“5.75% Notes”). Sepracor redeemed the 5.75% Notes, pursuant to their terms, on January 9, 2004 at 100% of the principal amount, plus accrued but unpaid interest from November 15, 2003 to, but excluding, the redemption date.  The total aggregate redemption price for the 5.75% Notes was approximately $433.7 million, including approximately $3.7 million in accrued but unpaid interest.  The 5.75% Notes redeemed by Sepracor represented all of the remaining outstanding 5.75% Notes.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

On January 12, 2004, Seracor announced that the initial purchasers of its $600 million aggregate principal amount of 0% Convertible Senior Subordinated Notes have exercised their option to purchase an additional $50 million principal amount of 0% Series A Senior Subordinated Notes due 2008 and $100 million principal amount of 0% Series B Senior Subordinated Notes due 2010.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.2

On January 12, 2004, Sepracor announced that Timothy J. Barberich, its Chairman and Chief Executive Officer, presented at the 22nd Annual JPMorgan Healthcare Conference held at the Westin St. Francis Hotel in San Franciso.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)               Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 14, 2004	SEPRACOR INC.

		By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and Administration and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 12, 2004 Announcing Completion of Full Redemption
99.2	Press Release dated January 12, 2004 Announcing Exercise of Option to Purchase Additional 0% Convertible Securities
99.3	Press Release dated January 12, 2004 Announcing Presentation at JPMorgan Healthcare Conference